1665209

FILED
In the office of the Secretary of State
of the State of California

MAY 2 3 1990

March Fong Eu
MARCH FONG EU, Secretary of State

ARTICLES OF INCORPORATION

OF

ASSOCIATED CHILD CARE EDUCATIONAL SERVICES INC,

ONE: The name of the corporation is ASSOCIATED CHILD CARE EDUCATIONAL Services Inc.

TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking buisness, the trust company company buisness or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE: The name and address in this state of the corporation's initial agent for service of process is Scott Malek, 10702 Alicante Way Rancho Cordova, CA 95670.

FOUR: This corporation is authorized to issue only one class of shares of stock which shall be designated common stock. The total number of shares it is authorized to issue is 1,000,000 shares.

FIVE: The names and addresses of the persons who are appointed to act as the initial directors of this corporation are:

Marty Weber, P.O.Box 2700 Roseville, CA 95746-2700

Scott Malek, P.O.Box 23158 Sacramento, CA 95823

SIX: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

SEVEN: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

IN WITNESS WHEREOF, the undersigned, being all the persons named above as the initial directors, have executed these Articles of Incorporation.

DATED: November 30, 1989

MARTY WEBER

Scott W. Malek

The undersigned, being all the persons named above as the initial directors, declare that they are the persons who executed the foregoing Articles of Incorporation, which execution is their act and deed.

DATED: November 30, 1989

MARTY WEBER

Scott W. Malek

A0623779

1665209 SURU

FILED
In the office of the Secretary of State
of the State of California

FEB 16 2005 RU

KEVIN SHELLEY, Secretary of State

CERTIFICATE OF OWNERSHIP
OF
OPTIONS-L H, INC.
(a California corporation)

BY

ASSOCIATED CHILD CARE EDUCATIONAL SERVICES INC.
(a California corporation)

Michael Lindley and John Edmunds certify that:

1. They are the president and the secretary, respectively, of Associated Child Care Educational Services Inc., a California corporation (the "Corporation").

2. The Corporation owns all the outstanding shares of capital stock of Options-L H, Inc., a California corporation.

3. The board of directors of the Corporation duly adopted the following resolution:

   RESOLVED, that the Corporation merge Options-L-H, Inc., its wholly-owned subsidiary corporation, into itself and assume all its obligations pursuant to Section 1110 of the California Corporations Code.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: January 31, 2005

Michael Lindley, Chairman of the Board and President

John Edmunds, Secretary/Treasurer